Exhibit 5.01

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

June 30, 2016

NuStar Energy L.P.

19003 IH-10 West

San Antonio, Texas 78257

Ladies and Gentlemen:

We have acted as special counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), NuStar Logistics, L.P., a Delaware limited partnership (“Logistics”) and NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership (“NuPOP”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on June 30, 2016. The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement’), of: (i) common units representing limited partner interests in the Partnership (“Common Units”); (ii) preferred units representing limited partner interests in the Partnership (the “Preferred Units”); (iii) debt securities of Logistics, which may be either senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”); and (iv) guarantees of the Partnership or NuPOP, with respect to the Debt Securities (the “Guarantees”); each on terms to be determined at the time of the offering thereof. The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable Prospectus Supplement. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities that are senior in right of payment will be issued pursuant to an indenture, dated as of July 15, 2002, by and among Logistics f/k/a Valero Logistics Operations, L.P., as issuer, the Partnership f/k/a Valero L.P., as guarantor, and The Bank of New York, as trustee, as amended by the Instrument of Resignation, Appointment and Acceptance, dated March 31, 2008, among Logistics, the Partnership, NuPOP f/k/a Kaneb Pipeline Operating Partnership, L.P., The Bank of New York Trust Company N.A. and Wells Fargo Bank, National Association (the “Senior Indenture”). The Debt Securities that are subordinated in right of payment will be issued pursuant to an indenture, dated as of January 22, 2013, among Logistics, as issuer, the Partnership, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Wells Fargo Bank, National Association, in its capacity as trustee under the Indentures, is referred to herein as the “Trustee.”

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NuStar Energy L.P.

June 30, 2016

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Certificate of Limited Partnership of Riverwalk Logistics, L.P., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”);

(ii)	the First Amended and Restated Limited Partnership Agreement of the General Partner;

(iii)	the Certificate of Formation of NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP”), as amended to date;

(iv)	the First Amended and Restated Limited Liability Company Agreement of NuStar GP, as amended to date;

(v)	the Certificate of Limited Partnership of the Partnership, as amended to date;

(vi)	the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”);

(vii)	the Certificate of Incorporation of NuStar GP, Inc., a Delaware corporation and the general partner of Logistics (“GP Inc”), as amended to date;

(viii)	the Bylaws of GP Inc;

(ix)	the Certificate of Limited Partnership of Logistics, as amended to date;

(x)	the Second Amended and Restated Agreement of Limited Partnership of Logistics, as amended to date;

(xi)	the Certificate of Formation of NuStar Pipeline Company, LLC, a Delaware limited liability company and the general partner of NuPOP (“NSPC”), as amended to date;

(xii)	the Limited Liability Company Agreement of NSPC;

(xiii)	the Registration Statement;

(xiv)	the Prospectus;

(xv)	the Indentures; and

(xvi)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

NuStar Energy L.P.

June 30, 2016

In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents.

Our opinions expressed herein are limited to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Common Units, when (a) NuStar GP has taken all necessary action on behalf of the General Partner to authorize and approve the issuance by the Partnership of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the board of directors of the NuStar GP (on behalf of the General Partner), such Common Units will be validly issued and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any debts, liabilities or other obligations.

2. With respect to the Preferred Units, when (a) NuStar GP has taken all necessary action on behalf of the General Partner to authorize and approve the issuance by the Partnership and terms of such Preferred Units, the terms of the offering thereof and related matters and (b) such Preferred Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement and the applicable amendment to the Partnership Agreement providing for the designation and issuance of such Preferred Units so authorized and approved by the board of directors of the NuStar GP (on behalf of the General Partner), such Preferred Units will be validly issued and purchasers of such Preferred Units will have no obligation, solely by reason of their ownership of such Preferred Units, to make contributions to the Partnership or any further payments for their purchase of such Preferred Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Preferred Units, to creditors of the Partnership for any debts, liabilities or other obligations.

3. With respect to any series of Debt Securities to be issued under the Indentures, when (a) each applicable supplement, if any, to the applicable Indenture has been duly authorized and validly executed and delivered by Logistics and the Trustee, or the applicable resolution of the board of directors of NuStar GP has been duly authorized and validly executed and

NuStar Energy L.P.

June 30, 2016

delivered thereby, in either case in accordance with the terms of the Indentures, (b) the Indentures, as then and theretofore supplemented, have been duly qualified under the Trust Indenture Act of 1939, as amended, (c) NuStar GP has taken all necessary action to approve the issuance by Logistics and the terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, each applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of NuStar GP upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of Logistics.

4. With respect to the Guarantees of any series of Debt Securities to be issued under an Indenture, when (a) NuStar GP, on behalf of the General Partner or NSPC, as applicable, has taken all necessary limited liability company action to authorize and approve the issuance by the Partnership or NuPOP, respectively, and the terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the Partnership or NuPOP, as applicable, agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership or NuPOP, as applicable, and the Trustee, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, each applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of NuStar GP, on behalf of the General Partner, or NSPC, as applicable, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Partnership or NuPOP.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

NuStar Energy L.P.

June 30, 2016

Our opinions in paragraphs 3 and 4 assume that Section 5-501.6 of the New York General Obligations Law will apply to any Guarantees and any series of the Debt Securities.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP